Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-260121) and Form S-8 (Nos. 333-261547, 333-263544 and 333-265955) of Archer Aviation Inc. of our report dated March 15, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Irvine, California
March 15, 2023